                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned,  constitutes and appoints  Phillip  Gillespie,  Mitchell J. Lindauer and Wayne Miao each as
my  true  and  lawful   attorney-in-fact   and  agent,   with  full  power  of
substitution  and  resubstitution,  for me and in my capacity as a Director or
Trustee of  Centennial  California  Tax-Exempt  Trust,  Centennial  Government
Trust,  Centennial Money Market Trust,  Centennial New York Tax-Exempt  Trust,
Centennial  Tax-Exempt Trust, (the "Funds"),  to sign on my behalf any and all
Registration   Statements   (including   any   post-effective   amendments  to
Registration  Statements)  under the  Securities  Act of 1933,  the Investment
Company Act of 1940 and any  amendments  and  supplements  thereto,  and proxy statements or other documents in connection thereunder,  and to file the same, with all exhibits thereto, and other documents in connection  therewith,  with
the  U.S.   Securities   and   Exchange   Commission,   granting   unto   said
attorneys-in-fact  and agents,  and each of them,  full power and authority to do and perform  each and every act and thing  requisite  and  necessary  to be done in and about the  premises,  as fully as to all intents and purposes as I might or could do in person,  hereby  ratifying and  confirming  all that said attorneys-in-fact  and agents,  and each of them,  may lawfully do or cause to be done by virtue hereof.

Dated this 13th day of December, 2004

/s/ Richard F. Grabish                    Witness: /s/ Kathleen Ives
------------------------                           ---------------------------
Richard F. Grabish                                 Kathleen Ives
                                                   Assistant Secretary